Exhibit 10.18

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
(Schwab-Larsen)

This Amended and Restated Intercreditor Agreement ("Agreement") is made effective as of July 12, 2001, by and between The Charles Schwab Corporation, a Delaware corporation ("Schwab"), and Christian A. Larsen, an individual ("Larsen"). Schwab and Larsen are sometimes referred to herein collectively as the "Lenders" and individually as a "Lender". This Agreement is made with reference to the following Recitals:

R E C I T A L S :

A. E-Loan, Inc., a Delaware corporation, ("Borrower"), is engaged in the business of originating and selling chattel paper and mortgage loans.

B. Schwab is entering into a Note Purchase Agreement dated July 12, 2001 (as the same may be amended from time to time, the "Note Purchase Agreement"), pursuant to which Schwab has agreed to purchase Borrower's 8% Convertible Note in the principal amount of $5,000,000 (the "Schwab Note"). As security for Borrower's obligations to Schwab under the Schwab Note and certain other obligations of Borrower to Schwab pursuant to the Note Purchase Agreement and related agreements, Borrower is granting to Schwab a lien against those of Borrower's assets which are described on Exhibit A attached hereto (the "Collateral") pursuant to a Security Agreement dated July 12, 2001 (the "Schwab Security Agreement).

C. Schwab previously loaned to Borrower $2,000,000 pursuant to a promissory note dated March 31, 2001 (the "Prior Schwab Note").

D. Larsen has previously entered into a Loan Agreement dated April 2, 2001 with Borrower, under which Larsen agreed to loan or advance to the Borrower up to a maximum of $7,500,000, which loans or advances would be evidenced by one or more promissory notes (collectively, the "Prior Larsen Note").

E. The Lenders previously entered into an Intercreditor Agreement to administer the rights and interests of Lenders in connection with the Prior Larsen Note and the Prior Schwab Note (the "Prior Intercreditor Agreement").

F. Borrower repaid in full all principal and interest owing under the Prior Schwab Note and Prior Larsen Note and such notes have been canceled.

G. Borrower and Larsen have entered into an Amended and Restated Loan Agreement (the "Larsen Loan Agreement") dated as of July 12, 2001 which reduces Larsen's loan commitment to $2,500,000. Under the Larsen Loan Agreement each draw down against the $2,500,000 loan commitment, when and if they occur, will be evidenced by a promissory note (the "Larsen Note"). As security for Borrower's obligations to Larsen under the Larsen Note and certain other obligations of the Borrower to Larsen pursuant to the Larsen Loan Agreement, Borrower granted to Larsen a lien against the Collateral pursuant to an Amended and Restated Security Agreement dated July 12, 2001 (the "Larsen Security Agreement").

H. Borrower, Schwab and Larsen have entered into an Intercreditor Agreement dated July 12, 2001 with Bank One N.A. (the "Bank One Intercreditor Agreement") with respect to certain portions of the Collateral.

I. In order to provide for the orderly administration of the Security Agreements (defined below), and to amend and restate the rights and interests of the Lenders with respect to the Notes and the exercise of rights with respect to the Collateral, the Lenders desire to enter into this Agreement which shall amend and restate the Prior Intercreditor Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T :

    Definitions. As used in this Agreement, the following terms shall have the following definitions:

      "Bankruptcy Code" means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

      "Claim" means, with respect to any Lender, any and all present and future "claims" (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of such Lender now or hereafter arising or existing under or relating to the Larsen Loan Agreement or the Note Purchase Agreement (as applicable) and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys' fees and costs, and any prepayment or termination premiums.

      "Enforcement Action" means, with respect to any Lender and with respect to any Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest, lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral. The filing by any Lender of, or the joining in the filing by any Lender of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

      "Event of Default" means an event of default under either Note or Loan Agreement.

      "Loan Agreements" means the Note Purchase Agreement and the Larsen Loan Agreement, and "Loan Agreement" means either the Note Purchase Agreement or the Larsen Loan Agreement.

      "Loan Documents" means the Notes and the Loan Agreements.

      "Notes" means the Schwab Note and the Larsen Note, and "Note" means either the Schwab Note or the Larsen Note.

      "Security Agreements" means the Schwab Security Agreement and the Larsen Security Agreement, and "Security Agreement" means either the Schwab Security Agreement or the Larsen Security Agreement.

    Intercreditor Arrangements.

      Proportionate Interests. Except as otherwise provided in this Agreement, all of the rights, interests and obligations of each Lender under the Loan Documents to which it is a party, including security interests in the Collateral, shall be shared by the Lenders pari passu in the ratio of (a) the aggregate original principal amount of such Lender's loans to Borrower under the applicable Note, to (b) the aggregate original principal amount of all loans to Borrower under the Notes. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation "ratably," "pro rata" or "proportionally" or in similar terms shall refer to this ratio.

      Priority. Notwithstanding (i) the terms of the Notes and/or any other agreement in effect between either Lender, on the one hand, and Borrower, on the other hand, (ii) the date, manner or order of perfection of any security interests and/or liens granted by Borrower in favor of either of the Lenders in connection with the Notes, (iii) the provisions of California law, including without limitation, the California Commercial Code, or any other applicable law, and (iv) whether any Lender holds possession of the Collateral or any part thereof, the Lenders hereby acknowledge and agree that the Lenders shall have equal priority of security interests and liens in the Collateral.

      Limitation on Further Loans. After the date hereof, except pursuant to a Loan Agreement, no Lender may make loans to or otherwise extend credit to Borrower without notice to and the consent of each other Lender, which consent will not be unreasonably withheld; provided, however, the above limitation shall not apply to expenses advanced in the ordinary course of business to Larsen as an employee of the Borrower or any deferred compensation plans or arrangements between Borrower and Larsen, made in the ordinary course of business.

      Transfer of Interest. No Lender may sell or otherwise transfer any of its interest under the Loan Documents, unless the transferee of such interest expressly assumes all obligations of the transferring Lender with respect to the portion of the transferor's interest under this Agreement.

      Possession of Collateral. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the other Lender for purposes of perfecting such other Lender's security interest therein.

    Remedies Upon an Event of Default.

      Decision to Exercise Remedies. Upon the occurrence of an Event of Default, Lenders shall take such actions and only such actions as Lenders mutually agree to take to enforce their rights and remedies under the Loan Documents; provided, however, that if after consultation, Lenders cannot mutually agree on what action to take, then Schwab shall have the right upon prior written notice to Larsen to cause the acceleration of all of the amounts due under the Notes on behalf of both Lenders (assuming the Notes have not already been automatically accelerated in accordance with their terms and conditions). Upon an acceleration, the Lenders shall mutually agree as to what Enforcement Action to take; provided, however, that if after consultation, Lenders cannot mutually agree on what action to take, then Schwab shall have the right to determine and shall control the timing, order and type of Enforcement Actions which will be taken and all other matters in connection with any such Enforcement Actions. In taking such Enforcement Actions pursuant to the previous sentence, Schwab shall act reasonably and in good faith and shall consult with and keep the other Lender informed thereof at reasonable intervals; provided, however, that notwithstanding any such consultations and provision of information to Larsen, Schwab shall retain the right to make all determinations in the event of disagreements between Schwab and Larsen. In all cases with respect to Enforcement Actions, Schwab shall act both on its own behalf and as agent for Larsen with respect thereto. In addition, Larsen shall take such actions and execute such documents and instruments as Schwab may reasonably request in connection with and to facilitate any such Enforcement Actions.

      Application of Proceeds after an Event of Default. Notwithstanding anything to the contrary in the Loan Documents, as among the Lenders, the proceeds of the Collateral, or any part thereof, and the proceeds of any remedy under the Loan Documents after the occurrence and during the continuance of an Event of Default (collectively, the "Proceeds of Collection") shall upon receipt by any Lender be paid to and applied as follows:

        First, to the payment of then outstanding out-of-pocket costs and expenses of the Lenders (in proportion to such costs and expenses theretofore incurred by each), including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made under the Loan Documents by the Lenders;

        Second, to the Lenders ratably, in an amount up to the sum of all accrued interest owing to the Lenders under the Notes;

        Third, to the Lenders ratably, in an amount up to the sums of the outstanding principal and premium, if any, and any other obligations owing to the Lenders from Borrower under or with respect to the Notes; and

        Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

      Insolvency Events. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of any of the Claims, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of any of the Claims, or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower's business, or upon the sale of all or any substantial part of Borrower's property, then, and in any such event, and subject to any subordination arrangements to which the Lenders may be subject, (a) all payments and distributions of any kind or character, whether in cash or property or securities in respect the Lenders' claims shall be distributed ratably among the Lenders; (b) each Lender shall promptly file a claim or claims, on the form required in such proceeding, for the full outstanding amount of such Lender's Claim, and shall use its best efforts to cause said claim or claims to be approved; (c) each of the Lenders hereby irrevocably agrees that, to the extent that it fails timely to do so (a "non-filing Lender"), any other Lender may in the name of the non-filing Lender, or otherwise, file and prove up any and all claims of the non-filing Lender relating to the non-filing Lender's Claim; and (d) in the event that, notwithstanding the foregoing, any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender's ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lenders for application to the payments of amounts due on the other Lenders' Claims.

      Bids at Foreclosure Sale.

        Bids by Lenders. Each Lender shall have the right to bid for the Collateral at any foreclosure sale of the Collateral. Any bid entered by any Lender in an amount that is less than the amount necessary to repay the aggregate of the indebtedness due under the Notes, plus interest and expenses which are recoverable from the proceeds of such sale and all amounts payable on any indebtedness with a security interest in the Collateral superior to the Notes, shall be deemed to have been entered on behalf of both of the Lenders. If such bid is successful, then the Lender that enters such bid shall cause the foreclosure assignment or certificate of sale to be issued to all of the Lenders as tenants-in-common holding undivided interests in the property in proportion to the outstanding balances due under their respective Notes. Any bid entered by any Lender in an amount that exceeds the aggregate indebtedness due under the Notes, plus interest and expenses which are recoverable from the proceeds of the such sale and all amounts payable on any indebtedness with a security interest in the Collateral superior to the Notes, shall be entered only on behalf of such bidding Lender. If such bid is the successful bid, then the (i) Lender that enters such bid shall acquire the Collateral as its own property, (ii) the other Lender shall have no further interest in the Collateral, and (iii) the proceeds of such sale shall be distributed to the Lenders in proportion to the outstanding balances due under their respective Notes.

        Bids by Third Parties. If the successful bid entered at any foreclosure sale of the Collateral is entered by a third party, then the proceeds of such sale shall be distributed to the Lenders in proportion to the outstanding balances due under their respective Notes.

    Acquisition of Collateral. If Lenders acquire title to the Collateral (whether by foreclosure proceedings, assignment in lieu of foreclosure or otherwise), Lenders (or their nominees) shall be deemed to be tenants-in-common holding undivided interests in the Collateral in proportion to the outstanding balances due under their respective Notes.

    Assignment of Beneficial Interest. At such time as any of the Notes is satisfied in full (by payment or in the case of the Schwab by payment or conversion), the interest in the Collateral of such Lender (the "Repaid Lender") securing such satisfied Note shall automatically be deemed assigned to the other Lender (the "Remaining Lender"). As a result of such assignment, (i) the Repaid Lender shall have no further rights, duties or obligations under this Agreement and the Remaining Lender shall be entitled to make all any and all decisions required and/or permitted to be made by the Lenders hereunder, (ii) the Repaid Lender shall no longer be deemed a Lender hereunder, and (iii) the Repaid Lender shall no longer have any interest in the Collateral. The Lenders hereby agree to execute such termination statements or other documents as the Remaining Lender may reasonably require.

    Repayment of Notes; Amendments to Security Agreements. All amounts received by Lenders for the account of Borrower prior to an Event of Default, whether by payment, set-off or otherwise shall be allocated ratably among the Lenders. Each Lender shall promptly remit to the other Lender such sums as may be necessary to ensure the ratable repayment of each Lender's Note. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the other Lender such sums as may be necessary to ensure the ratable payment of such scheduled payments. Borrower agrees that it will only make repayments ratably among the Lenders in proportion to the aggregate amounts outstanding under the Notes . Schwab and Borrower agree that they will not make any amendments to the Schwab Security Agreement unless consented to by Larsen and Larsen and Borrower agree that they will not make any amendments to the Larsen Security Agreement unless consented to by Schwab, such consent not to be unreasonably withheld.

    Exculpation; Delegation and Indemnification.

      Exculpation. In connection with any exercise of Enforcement Actions hereunder, no Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.

      Delegation of Duties. Each Lender may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender shall be responsible for the negligence or misconduct of any agents or attorneys-in- fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

      Indemnification. To the extent not reimbursed either by Borrower or from the application of Collateral proceeds pursuant to Section 3(b), as applicable, a Lender (the "Indemnified Lender") shall be indemnified by the other Lender (the "Indemnifying Lender"), and each Indemnifying Lender agrees to reimburse the Indemnified Lender for the Indemnifying Lender's pro rata share of the following items (an "Indemnified Payment"):

        all reasonable out-of-pocket costs and expenses of the Indemnified Lender incurred by the Indemnified Lender in connection with the discharge of its activities under this Agreement, the Loan Agreements, including reasonable legal expenses and attorneys' fees; provided, that the Indemnified Lender shall consult with the other Lenders regarding the incurrence of such costs and expenses at reasonable intervals (but not more often than monthly) and any such reasonable costs and expenses shall be "Claims" hereunder notwithstanding any disagreement by the other Lenders as to their incurrence; and

        from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by or asserted against the Indemnified Lender in any way relating to or arising out of this Agreement, or any action taken or omitted by the Indemnified Lender hereunder; provided that the Indemnifying Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, if the same results from the Indemnified Lender's gross negligence or willful misconduct or from undertaking Enforcement Actions in violation of Section 3(a);

        provided, however, the Indemnified Lender shall not be reimbursed or indemnified for an Indemnified Payment made by the Indemnified Lender to another Lender, except to the extent that the Indemnified Lender paid more than its ratable share of such payment. All Indemnified Payments (as set forth in this Section) to an Indemnified Lender are intended to be paid ratably by the other Lenders;

        provided, however, that Indemnified Payments by the Indemnifying Lenders shall be paid solely out of reimbursed funds made payable to the Indemnifying Lender by Borrower or from application of Collateral proceeds if and only to the extent such funds are received by the Indemnifying Lender.

        provided, however, that this Section shall not apply to claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses relating to (i) the sale of the Larsen Note, (ii) the sale or conversion of the Schwab Note, or (iii) the purchase, sale or exercise of that certain Warrant dated July 12, 2001 entitling Schwab to purchase One Million Three Hundred Eighty-Nine Thousand (1,389,000) shares of the Borrower's common stock.

    Term. This Agreement shall be in full force and effect from and after the effective date hereof until the earlier of (i) the first date upon which all Lenders have been paid in full, or otherwise satisfied, under the Notes and have released and/or terminated their respective security interests in the Collateral, or (ii) the date upon which Lenders unanimously agree, in writing, to terminate this Agreement.

    Costs of Enforcement. Any and all costs and/or expenses incurred by Lenders in connection with any action taken by Lenders under this Agreement with respect to the Collateral including, without limitation, any enforcement action against the Collateral, shall be borne by Lenders in proportion to the outstanding balances due under their respective Notes.

    Scope of Representation.

      ALLEN MATKINS LECK GAMBLE & MALLORY LLP ("AMLGM") HAS ONLY REPRESENTED THE INTERESTS OF BORROWER WITH RESPECT TO THE NOTES AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS AND NOT THE INTERESTS OF THE LENDERS AND/OR ANY OTHER PARTY WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES ACKNOWLEDGE THAT AMLGM SHALL NOT BE DEEMED TO HAVE REPRESENTED THE LENDERS AS A RESULT OF AMLGM'S REPRESENTATION OF BORROWER IN CONNECTION WITH THE NOTES AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS, OR ANY OTHER MATTER. EACH LENDER HAS BEEN ADVISED TO CONSULT WITH INDEPENDENT COUNSEL OF SUCH PARTY'S CHOICE PRIOR TO ENTERING INTO THIS AGREEMENT.

      HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN, A PROFESSIONAL CORPORATION ("HRNCF&R") HAS ONLY REPRESENTED THE INTERESTS OF SCHWAB WITH RESPECT TO THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS AND NOT THE INTERESTS OF LARSEN AND/OR ANY OTHER PARTY WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES ACKNOWLEDGE THAT HRNCF&R SHALL NOT BE DEEMED TO HAVE REPRESENTED LARSEN AS A RESULT OF HRNCF&R'S REPRESENTATION OF SCHWAB IN CONNECTION WITH THE NOTES AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS, OR ANY OTHER MATTER. LARSEN HAS BEEN ADVISED TO CONSULT WITH INDEPENDENT COUNSEL OF SUCH PARTY'S CHOICE PRIOR TO ENTERING INTO THIS AGREEMENT.

    Miscellaneous.

      Further Acts. Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Agreement and the transactions contemplated herein.

      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one (1) and the same Agreement, binding on the parties hereto. The signature of any party hereto or to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

      Entire Agreement. This Agreement contains and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified, amended, or otherwise changed in any manner, except by a written instrument signed by all of the parties hereto.

      No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no other person or entity is entitled to rely upon or benefit from this Agreement or any term hereof.

      Attorneys' Fees. Should any litigation be commenced between or among the parties or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party prevailing in such litigation, whether by out-of-court settlement or final judgment, shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees reasonably incurred in such litigation. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys' fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.

      Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid terms or provisions shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

      Rules of Construction. The Paragraph headings used in this Agreement are for reference purposes only, and are not intended to be used in construing this Agreement. As used in this Agreement, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of California. Each party hereto acknowledges, represents, and warrants that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) each such party hereto and such party's independent counsel have reviewed or had the opportunity to review this Agreement.

      Assignment. The rights and obligations of parties hereto shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

THE CHARLES SCHWAB CORPORATION,
a Delaware corporation

By:/s/ Christopher V. Dodds

Its EVP, CFO

/s/ Christian A. Larsen
CHRISTIAN A. LARSEN

ACKNOWLEDGED AND AGREED:

The undersigned on behalf of E-Loan, Inc., a Delaware corporation, hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement and agrees to the terms thereof.

Executed as of July 12, 2001.

E-LOAN, INC., a Delaware corporation

By: /s/ Joseph J. Kennedy

Name: Joseph J. Kennedy

Its: President and COO

EXHIBIT A

TO INTERCREDITOR AGREEMENT

As used herein, the term "Collateral" means all of Borrower's right, title and interest in and to each of the following:

        All Accounts of Borrower;

        All Contracts and Chattel Paper of Borrower, including without limitation, Contracts and Chattel Paper, whether in written or electronic form, evidencing both a debt and security interest in motor vehicles;

        All Commercial Tort Claims of Borrower;

        The Borrower's Auto Base Account, Account #632787271, and Auto ZBA/Draft Account, Account #632788139, held by Bank One, N.A. (collectively, the "Deposit Accounts");

        All Documents of Borrower;

        All Equipment of Borrower;

        All Fixtures of Borrower;

        All General Intangibles of Borrower, including, without limitation, Payment Intangibles;

        All Instruments of Borrower, including without limitation, Promissory Notes;

        All Investment Property of Borrower, including the securities accounts identified on Schedule 1 hereto (the "Securities Accounts");

        All Letter of Credit Rights of Borrower;

        All Supporting Obligations of Borrower;

        All of Borrowers Books;

        All other goods and personal property of Borrower (excepting therefrom all deposit accounts of Borrower not sent forth under Section 1.1(d) above), wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Borrower; and

        All proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all accounts, general intangibles, negotiable collateral, money, deposit accounts (excepting therefrom all deposit accounts of Borrower not set forth under Section 1.1(d) above), or other tangible or intangible property resulting form the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

PROVIDED, HOWEVER, that the Collateral shall not in any event include property included in the "Collateral" described in the Warehouse Credit Agreement dated as of June 24, 1998, as amended, among Cooper River Funding Inc., GE Capital Mortgage Services, Inc. and Borrower, or the property included in the "Collateral" described in the Master Loan and Security Agreement dated as of May 20, 1999 between Greenwich Capital Mortgage Services, Inc. and Borrower.

As used herein, "Borrower's Books" means all of the Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing the Borrower's properties or assets (including the Collateral) or liabilities; all information relating to the Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

As used herein "Code" means the Uniform Commercial Code, as in effect from time to time. as the same may from time to time be in effect in the State of California (and each reference in this Agreement to an Article thereof (denoted as a Division of the Code as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect, which in the case of Article 9 shall include and refer to Revised Article 9 from and after the date Revised Article 9 shall become effective in the State of California); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

As used herein, "Contracts" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements, conditional or installment sales contracts, and other agreements, including, without limitation, instruments or documents arising from the financing of the purchase of motor vehicles evidencing both a debt and security interest in such motor vehicles, whether in written or electronic form, in or under which Lender now holds or hereafter acquires any right, title or interest.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the Code: "Account" (including health-care-insurance receivables), "Account Debtor," "Chattel Paper" (including tangible and electronic chattel paper), "Commercial Tort Claims," "Commodity Account," "Documents," "Equipment" (including all accessions and additions thereto), "Fixtures," "General Intangible" (including payment intangibles and software), "Instrument," "Investment Property" (including securities and securities entitlements), "Letter-of-Credit Right" (whether or not the letter of credit is evidenced by a writing), "Payment Intangibles," "Promissory Notes," "Securities Account," and "Supporting Obligations." Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Borrower.

SCHEDULE 1
To Exhibit A

Securities Accounts of Borrower

Bank One
Liquidity Management Account
Account #: [*]